Exhibit 4.1

DTE ENERGY COMPANY
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE

__________________________

SUPPLEMENTAL INDENTURE
DATED AS OF JUNE 1, 2026

__________________________

SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
DATED AS OF APRIL 9, 2001

PROVIDING FOR

2026 SERIES C 6.200% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED DEBENTURES DUE 2058

SUPPLEMENTAL INDENTURE, dated as of the 1st day of June, 2026 (the “Supplemental Indenture”), between DTE Energy Company, a corporation organized and existing under the laws of the State of Michigan (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the “Original Indenture”), as amended, supplemented or modified, including by this Supplemental Indenture (as so amended, supplemented or modified, the “Indenture”), providing for the issuance by the Company from time to time of its debt securities; and

WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, subordinated debt securities pursuant to the Original Indenture; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the “2026 Series C 6.200% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2058” (the “Debentures”); and

WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

Definitions and Other
Provisions of General Application

SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein. The following terms shall have the respective meanings set forth below:

“Additional Interest” has the meaning set forth in Section 205(a).

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks in state of New York are required or authorized by law or executive order to be closed.

“Calculation Agent” has the meaning set forth in Section 204(b).

“Capital Stock” means (i) with respect to any Person organized as a Corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a Corporation, the partnership, membership or other equity interests or participations in such Person.

“Deferred Interest” has the meaning set forth in Section 205(a).

“DTC” has the meaning set forth in Section 203(b).

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date appearing under the caption “Treasury Constant Maturities” as published in the most recent H.15.

If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. If the Five-Year Treasury Rate cannot be determined pursuant to the methods described above, then the Five-Year Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-Year Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the first Interest Reset Date, then the interest rate applicable for the Interest Reset Period beginning on and including the first Interest Reset Date will be deemed to be 6.200% per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the first Interest Reset Date.

“Global Debentures” has the meaning set forth in Section 203(a).

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Indebtedness ranking equally with the Debentures” means Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the Debentures will not prevent the Indebtedness from constituting Indebtedness ranking equally with the Debentures.

“Indebtedness ranking junior to the Debentures” means any Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to

(i)    the Debentures, and

(ii)    any other Indebtedness ranking equally with the Debentures,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the Debentures will not prevent the Indebtedness from constituting Indebtedness ranking junior to the Debentures.

“Interest Reset Date” means July 1, 2033 and each date falling on the five-year anniversary of the preceding Interest Reset Date.

“Interest Reset Period” means the period from and including July 1, 2033 to, but not including, the next following Interest Reset Date and thereafter each period from and including each Interest Reset Date to, but not including, the next following Interest Reset Date or the maturity date or date of redemption, as the case may be.

“Optional Deferral Period” has the meaning set forth in Section 205(a).
“Rating Agency Event” has the meaning set forth in Section 302(b).

“Redemption Date” means the date set for Debentures to be redeemed pursuant to the provisions of Section 301 or 302, as applicable.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

“Rights Plan” means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events.

“Senior Indebtedness” means all Indebtedness, whether outstanding on the date of issuance of the Debentures or thereafter created, assumed or incurred, except Indebtedness ranking equally with the Debentures or Indebtedness ranking junior to the Debentures; provided, however, that “Senior Indebtedness” of the Company does not include (a) obligations to trade creditors or (b) any indebtedness of the Company to any of its Subsidiaries. Senior Indebtedness with respect to the Debentures will continue to be Senior Indebtedness with respect to the Debentures and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Tax Credit Event” means the Company’s reasonable determination that there exists a material risk, due to the Debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code (as hereinafter defined), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

“Tax Event” means receipt by the Company of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

(i)    any amendment to, change or announced proposed change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities affecting taxation,

(ii)    any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, or

(iii)    any official administration interpretation or official administration pronouncement that provides for a position with respect to those laws or regulations that differs from the generally accepted position on the date the Debentures are issued, which amendment or change becomes effective or proposed change, pronouncement, interpretation, action or decision is announced on or after June 9, 2026, there is more than an insubstantial risk that interest payable on the Debentures is not or within 90 days of the date of the opinion would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.

ARTICLE TWO

Title and Terms of the Securities; Stated Maturity

SECTION 201. Title of the Securities; Stated Maturity. This Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company’s “2026 Series C 6.200% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2058” (referred to herein as the “Debentures”). For purposes of the Original Indenture, the Debentures shall constitute a single series of Securities. The Stated Maturity on which the principal of the Debentures shall be due and payable will be July 1, 2058.

In the event that the Stated Maturity or any Redemption Date is not a Business Day, then payment of the principal or Redemption Price, respectively, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date that such principal or Redemption Price otherwise would have been payable.

SECTION 202. Variations from the Original Indenture; Ranking. (a) Notwithstanding the provisions of the Original Indenture, the Debentures shall be subordinated to Senior Indebtedness as and to the extent provided in Article Five of this Supplemental Indenture. The provisions relating to defeasance and covenant defeasance in Section 403 of the Original Indenture shall not apply to the Debentures. Section 1009 of the Original Indenture shall not be applicable to the Debentures.

(b)    With respect to the Debentures issued under this Supplemental Indenture, Section 501 of the Original Indenture is hereby replaced in its entirety as follows:

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)    default in the payment of any interest upon the Debentures when such interest becomes due and payable, and continuance of such default for a period of 30 days, except during an Optional Deferral Period in accordance with Section 205;

(2)    default in the payment of the principal of the Debentures when they become due and payable at their Maturity;

(3)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(4)    the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

With respect to the Debentures, (i) references elsewhere in the Original Indenture to Section 501(6) or (7) shall be deemed to be Section 501(3) or (4), respectively, as restated above, and (ii) the provisions of Section 502 of the Original Indenture, without limitation, shall be subject to the subordination provisions relating to the Debentures. With respect to the Debentures, a failure to comply with covenants under the Original Indenture does not constitute an Event of Default.

(c)    The following shall be additional covenants of the Company with respect to the Debentures:

The Company covenants and agrees with each holder of Debentures that neither it nor its majority owned subsidiaries shall

(i)    declare or pay any dividends or distributions on the Company’s Capital Stock (which includes the Company’s common stock and preferred stock);

(ii)    redeem, purchase, acquire or make a liquidation payment with respect to any of the Company’s Capital Stock;

(iii)    make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equally with or junior in right of payment to the Debentures; or

(iv)    make any guarantee payments with respect to any guarantee by the Company of the indebtedness of any Subsidiary thereof or any other party if such guarantee ranks equally with or junior in right of payment to the Debentures

(other than (a) dividends or distributions payable solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, (c) the issuance of any Capital Stock of the Company under any Rights Plan, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (d) reclassification of the Company’s Capital Stock or the exchange or the conversion of one class or series of the Company’s Capital Stock for another class or series of the Company’s Capital Stock, (e) the purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company’s benefit plans for its directors, officers, employees, consultants or advisors or any of the Company’s dividend reinvestment plans);

if at such time (x) there shall have occurred and be continuing an Event of Default under the Debentures or any event of which the Company has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be an Event of Default under the Debentures, and the Company has not taken reasonable steps to cure such Event of Default or (y) the Company shall have given notice of its election to begin an Optional Deferral Period as provided in Section 205 and shall not have rescinded such notice or such Optional Deferral Period, or any extension thereof, shall have commenced and be continuing.

(d)    Subject to the provisions of Article Five, the Debentures will rank equally with the Company’s 2017 Series E 5.25% Junior Subordinated Debentures due 2077, 2020 Series G 4.375% Junior Subordinated Debentures due 2080, 2021 Series E 4.375% Junior Subordinated Debentures due 2081, 2025 Series H 6.25% Junior Subordinated Debentures due 2085, and other Indebtedness ranking equally with the Debentures that the Company may issue from time to time.

SECTION 203. Amount, Form and Denominations; DTC.

(a)    The aggregate principal amount of Debentures that may be issued under this Supplemental Indenture is limited initially to $1,000,000,000 (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Debentures, “reopen” the Debentures so as to increase the aggregate principal amount of the Debentures Outstanding in compliance with the procedures set forth in the Original Indenture, including Section 301 and Section 303 thereof, so long as any such additional Debentures have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Debentures then Outstanding. No additional Debentures may be issued if an Event of Default has occurred. The Debentures shall be issuable only in fully registered form and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Debentures will initially be issued in global form (the “Global Debentures”) under a book-entry system, registered in the name of The Depository Trust Company, as depository (“DTC”), or its nominee, which is hereby designated as “Depositary” under the Indenture.

(b)    Further to Section 305 of the Original Indenture, any Global Debentures shall be exchangeable for Debentures registered in the name of, and a transfer of a Global Debenture may be registered to, any Person other than the Depositary for such Debenture or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Debenture shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Debentures. Upon the occurrence in respect of a Global Debenture of any or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Debenture may be exchanged for Debentures registered in the name of, and the transfer of such Global Debenture may be registered to, such Persons (including Persons other than the Depositary and its nominees) as such Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct.

(c)    Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States federal, state and local tax purposes it is intended that such Debenture constitute indebtedness, and agree to treat the Debenture as indebtedness for United States federal income tax purposes.

(d)    The Debentures shall have such other terms and provisions as are set forth in the form of Debenture attached hereto as Exhibit A (all of which incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

SECTION 204. Interest.

(a)    Each Debenture will bear interest (i) from and including the date of original issuance to, but excluding, July 1, 2033 at an annual rate of 6.200% and (ii) from and including July 1, 2033 during each Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 1.811%; provided, that the interest rate during any Interest Reset Period will not reset below 6.200% (which equals the initial interest rate on the Debentures). Subject to the Company’s right to defer interest payments as described in Section 205 below, interest will be payable semi-annually in arrears on January 1 and July 1 of each year to the person in whose name such Debenture is registered at the close of business (i) on the Business Day immediately preceding such Interest Payment Date if the Debentures are in book-entry only form or (ii) on the 15th calendar day preceding such Interest Payment Date if the Debentures are not in book-entry only form (whether or not a Business Day), provided that interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable.

(b)     Unless all of the Outstanding Debentures have been redeemed as of July 1, 2033, the Company will appoint a calculation agent (the “Calculation Agent”) with respect to the Debentures prior to the Reset Interest Determination Date preceding July 1, 2033. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent will notify the Company of the interest rate for the relevant Interest

Reset Period promptly upon such determination. The Company will notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after July 1, 2033 will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the Debentures, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any holder of the Debentures upon request. In no event shall the Trustee be the Calculation Agent, nor shall it have any liability for any determination made by or on behalf of such Calculation Agent.

(c)    Subject to Section 205, any interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on the Regular Record Date, and may either be paid to the person in whose name the Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of and the interest on the Debentures shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Notwithstanding anything else contained herein, if a Global Debenture is held in book-entry form through the facilities of the Depositary, payments on the Global Debenture will be made to the Depositary or its nominee in accordance with arrangements then in effect between the Trustee and the Depositary.

(d)    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

(e)    Maturity or redemption of a Debenture shall cause interest to cease to accrue on such Debenture subject to the Company’s obligation to pay interest on overdue amounts in accordance with Section 503 of the Original Indenture and the terms of this Supplemental Indenture and the Debentures.

SECTION 205. Deferral of Interest Payment Period.

(a)    So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on the Debentures for a period of up to 10 consecutive years (each period commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”), during which Optional Deferral Period no interest shall be due and payable; except that no Optional Deferral Period may extend beyond the Stated Maturity. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 205, will bear interest thereon at rate then applicable to the Debentures, compounded semiannually (“Additional Interest”). At the end of the Optional Deferral Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest (together, “Deferred Interest”) that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date for the first Interest Payment Date after the end of the Optional Deferral Period. Before the termination of any Optional Deferral Period, the Company may shorten or further extend such period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive years, or extend beyond the Stated Maturity or Redemption Date, if earlier, of the Debentures. Upon the termination of any Optional Deferral Period and upon the payment of all Deferred Interest then due, the Company may commence a new Optional Deferral Period, subject to the foregoing requirements. No interest shall be due and payable during an Optional Deferral Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Optional Deferral Period. During an Optional Deferral Period, the Company shall be subject to the restrictions set forth in Section 202(c).

(b)    The Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Optional Deferral Period or any shortening or extension thereof at least ten Business Days before the earlier of (x) the next succeeding Interest Payment Date, or (y) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures of the record date or the Interest Payment Date.

ARTICLE THREE

Redemption of the Debentures

SECTION 301. Optional Redemption at Par.

The Debentures are redeemable prior to the Stated Maturity at the option of the Company in whole or in part, on one or more occasions, (i) on any day in the period commencing on the date falling 90 days prior to the first Interest Reset Date and ending on and including the first Interest Reset Date and (ii) after the first Interest Reset Date, on any Interest Payment Date, in each case at 100% of their principal amount, plus any accrued and unpaid interest (including any Additional Interest) thereon to, but excluding, the date of redemption.

SECTION 302. Optional Redemption Following a Tax Event, a Rating Agency Event, or a Tax Credit Event.

(a) The Debentures are redeemable at any time, in whole but not in part, following the occurrence of a Tax Event at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the date of redemption.

The Company’s right to redeem the Debentures under the preceding paragraph shall be subject to the condition that if at the time there is available to the Company the opportunity to eliminate a Tax Event, within 90 days following the occurrence and continuation of such Tax Event, by taking some ministerial action (“Ministerial Action”), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Company and will involve no material cost, the Company shall pursue such measures in lieu of redemption; provided further, that the Company shall have no right to redeem the Debentures while the Company is pursuing any such Ministerial Action.

(b) The Debentures are redeemable prior to the Stated Maturity at the option of the Company, in whole but not in part, at any time following the occurrence of a Rating Agency Event, at a Redemption Price equal to 102% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the date of redemption.

“Rating Agency Event” means a change in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that currently publishes a rating for the Company in assigning equity credit to securities such as the Debentures, as such methodology was in effect on June 9, 2026 (the “current criteria”), which change results in a lower equity credit being assigned by such rating agency to the Debentures as of the date of such change than the equity credit that would have been assigned to the Debentures as of the date of such change by such rating agency pursuant to its current criteria.

(c) The Debentures are redeemable prior to the Stated Maturity at the option of the Company, in whole but not in part, following the occurrence of a Tax Credit Event, at a Redemption Price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the date of redemption. A notice of redemption of the Debentures upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (x) the end of the calendar year in which the Debentures were issued and (y) six months from the date of issuance of the Debentures and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

(d)    The Trustee may rely on an Officer’s Certificate stating that a Tax Event, a Rating Agency Event, or a Tax Credit Event, as the case may be, has occurred, including the certificate referenced in Section 302(c)(ii) above, and shall have no responsibility to monitor or determine whether or not such an event has occurred.

SECTION 303. Redemption Procedures.

Notice of any redemption will be transmitted not less than 15 days nor more than 60 days before the Redemption Date to each Holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on such Debentures called for redemption. If the Debentures are only partially redeemed pursuant to Section 301, the Debentures will be redeemed by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Depositary participant to be redeemed. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 304. No Sinking Fund.

The Debentures are not entitled to the benefit of any sinking fund.

ARTICLE FOUR

Subordination of Debentures

SECTION 401. Debentures Subordinate to Senior Indebtedness. The Company for itself, its successors and assigns, covenants and agrees, and each Holder of Debentures issued, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof likewise covenants and agrees, that the payment of principal of and interest on each and all of the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article set forth, in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

SECTION 402. Payments to Securityholders.

(a)     (i) In the event and during the continuation of any default beyond any grace period in the payment of principal of or interest on or any other monetary amounts due in respect of any Senior Indebtedness, or in the event that any other event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and the Trustee has received written notice from the Company, from holders of Senior Indebtedness or from any trustee, representative or agent therefor, unless and until such event of default shall have been cured, waived or remedied or shall have ceased to exist and such acceleration shall have been rescinded or annulled or all amounts due on such Senior Indebtedness are paid in full in cash or other permitted consideration, or otherwise provided for, then no payment of the principal of or interest on the Debentures shall be made by the Company.

(ii)    Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest, if any, due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money’s worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures, and upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures under the terms of this Supplemental Indenture would be entitled, except for the provisions hereof, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions hereof upon the Senior Indebtedness and the holders thereof with respect to the Debentures and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Debentures if received by them, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness (including interest thereon) in full, in money or money’s worth, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Debentures. The consolidation of the Company with, or a merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Section 801 of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 402(a).

(b)    In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Section 402(a), whether in cash, property or securities, shall be received by the Trustee or the Holders of Debentures before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, upon written notice to the Trustee or, as the case may be, such Holder, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the Trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Original Indenture. In addition, nothing in this Article shall prevent the Company from making or the Trustee from receiving or applying any payment in connection with the redemption of the Debentures if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Supplemental Indenture) has been made, and the Trustee has received such payment from the Company, prior to the occurrence of any of the contingencies specified in this Section 402.

SECTION 403. Subrogation to Rights of Holders of Senior Indebtedness. From and after the payment in full of all Senior Indebtedness, the Holders of the Debentures (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Debentures and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness until the Debentures shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to Holders of the Debentures, shall, as between the Company, its creditors (other than the holders of Senior Indebtedness), and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained herein is intended to or shall impair as between the Company, its creditors (other than the holders of Senior Indebtedness), and the Holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debentures and creditors of the Company (other than the holders of the Senior Indebtedness), nor shall anything herein or therein prevent the Trustee or the Holders of Debentures from exercising all remedies otherwise permitted by applicable law upon default hereunder with respect to the Debentures subject to the rights of the holders of Senior Indebtedness, under Section 402, to receive cash, property or securities of the Company otherwise payable or deliverable to the Trustee or the Holders of the Debentures or to a representative of such Holders, on their behalf.

Upon any distribution or payment in connection with any proceedings or sale referred to in Section 402(a), the Trustee and each Holder of the Debentures then Outstanding, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution or payment to the Trustee or such Holder for the purpose of ascertaining the holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 404. No Impairment of Subordination. Nothing contained in this Article or elsewhere in this Supplemental Indenture or the Debentures shall prevent at any time the Company from making payments at any time of principal of or interest on the Debentures, except under the conditions described in Section 402 or during the pendency of any proceedings or sale therein referred to.

SECTION 405. Trustee to Effectuate Subordination. Each Holder of Debentures by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

No rights of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trustee or any Holder of the Debentures then Outstanding, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any such holder, with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior
Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 406. Notice to Trustee. The Company shall give prompt written notice to the Trustee in the form of an Officers’ Certificate of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor at least two Business Days prior to such payment date; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 407. Reliance on Certificate of Liquidating Agent. Upon any payment or distribution referred to in this Article, the Trustee and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a dissolution, winding up or total or partial liquidation or reorganization of the Company is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 408. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of the Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 409. Priority of Senior Indebtedness Upon Maturity. Upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all matured principal of Senior Indebtedness and interest and premium, if any, thereon shall first be paid in full before any payment of principal or premium or interest, if any, is made upon the Debentures or before any Debentures can be acquired by the Company.

SECTION 410. Rights of Trustee as Holder of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 411. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 412. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

ARTICLE FIVE

Miscellaneous Provisions

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

This Supplemental Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Execution and delivery of this Supplemental Indenture may be effected via electronic signature.

With respect to the Debentures only, the parties hereby agree that:

The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to reasonably presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers shall safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Company. The Trustee shall use reasonable efforts to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Trustee in accordance with its regular procedures. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this paragraph, “Electronic Means" shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

The Company agrees, subject to applicable law, (i) to provide the Trustee, upon written request, with such reasonable tax information as it has obtained in the ordinary course and has readily available in its possession to enable the Trustee to determine whether any payments pursuant to this Supplemental Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Supplemental Indenture to the extent necessary to comply with FATCA. The agreement in this paragraph shall be solely for the benefit of the Trustee in order to assist it in complying with such withholding requirements and shall not be enforceable by any individual holder.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DTE ENERGY COMPANY

By:/s/Mark C. Rolling
Name: Mark C. Rolling
Title: Senior Vice President and Treasurer

ATTEST:

By:/s/Lisa A. Muschong
Name: Lisa A. Muschong
Title: Vice President, Corporate Secretary
and Chief of Staff

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.,
as Trustee

By: /s/April Bradley
Name: April Bradley
Title: Vice President

EXHIBIT A
FORM OF SUBORDINATED DEBENTURE

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Cusip No.:      $__________
No. R-

DTE ENERGY COMPANY
2026 Series C 6.200% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2058

DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $_____________ on July 1, 2058 (“Stated Maturity”), unless previously redeemed, and to pay interest at the rates described below on said principal sum from the date of issuance until the principal of this Debenture becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period.

This Debenture will bear interest (i) from and including the date of original issuance to, but excluding, July 1, 2033 at an annual rate of 6.200% and (ii) from and including July 1, 2033 during each Interest Reset Period (as defined below) at an annual rate equal to the Five-Year Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below), plus 1.811%; provided, that the interest rate during any Interest Reset Period will not reset below 6.200% (which equals the initial interest rate on the Debentures). Subject to the Company’s right to defer interest payments as described below, interest will be payable semi-annually in arrears on January 1 and July 1 of each year to the person in whose name such Debenture is registered at the close of business (i) on the Business Day immediately preceding such Interest Payment Date if the

Debentures are in book-entry only form or (ii) on the 15th calendar day preceding such Interest Payment Date if the Debentures are not in book-entry only form (whether or not a Business Day), provided that interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. The initial Interest Payment Date is January 1, 2027. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.

Unless all of the Outstanding Debentures have been redeemed as of July 1, 2033, the Company will appoint a calculation agent (the “Calculation Agent”) with respect to the Debentures prior to the Reset Interest Determination Date preceding July 1, 2033. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent will notify the Company of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Company will notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after July 1, 2033 will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the Debentures, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any holder of the Debentures upon request. In no event shall the Trustee be the Calculation Agent, nor shall it have any liability for any determination made by or on behalf of such Calculation Agent.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date appearing under the caption “Treasury Constant Maturities” as published in the most recent H.15 (as defined below).

If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. If the Five-Year Treasury Rate cannot be determined pursuant to the methods described above, then the Five-Year Treasury Rate will be the same interest rate determined for the prior Reset Interest

Determination Date or, if the Five-Year Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the first Interest Reset Date (as defined below), then the interest rate applicable for the Interest Reset Period beginning on and including the first Interest Reset Date will be deemed to be 6.200% per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the first Interest Reset Date.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Interest Reset Date” means July 1, 2033 and each date falling on the five-year anniversary of the preceding Interest Reset Date.

“Interest Reset Period” means the period from and including July 1, 2033 to, but not including, the next following Interest Reset Date and thereafter each period from and including each Interest Reset Date to, but not including, the next following Interest Reset Date or the maturity date or date of redemption, as the case may be.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

In the event that the Stated Maturity, any Redemption Date, or any date on which interest is payable on this Debenture is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day without reduction in the amount due to such early payment, in each case with the same force and effect as if made on such date. Payments of interest may be deferred by the Company pursuant to the provisions of Article Two of the Supplemental Indenture (as defined herein) to the Indenture (as defined herein). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to this Debenture will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the relevant Regular Record Date prior to the relevant Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Except as otherwise provided in the Indenture, the principal of and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Notwithstanding anything else contained herein, if this Debenture is a Global Debenture and is held in book-entry form through the facilities of the Depositary, payments on this Debenture will be made to the Depositary or its nominee in accordance with arrangements then in effect between the Trustee and the Depositary.

All references in this Debenture to interest shall include Additional Interest, if any.

This Debenture is one of a duly authorized series of Securities of the Company, designated as the “2026 Series C 6.200% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2058” (the “Debentures”), initially limited to an aggregate principal amount of $1,000,000,000 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures), all issued under and pursuant to an Amended and Restated Indenture, dated as of April 9, 2001, as supplemented by the Supplemental Indenture dated as of June 1, 2026, with respect to the Debentures (the “Supplemental Indenture”), as further amended, supplemented or otherwise modified from time to time (as so amended, supplemented or modified, the “Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein referred to as the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

Payment of the principal of and interest on this Debenture is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each registered Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each registered Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Company and, by its acceptance of this Debenture or a beneficial interest herein, the registered Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness, and the Holder of, and any Person that acquires a beneficial interest in, this Debenture agrees to treat this Debenture as indebtedness for United States federal income tax purposes.

This Debenture is not subject to repayment at the option of the Holder hereof. Except as provided below, this Debenture is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

This Debenture shall be redeemable, in whole or in part, (i) on any day in the period commencing on the date falling 90 days prior to the first Interest Reset Date and ending on and including the first Interest Reset Date and (ii) after the first Interest Reset Date, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount being redeemed plus any accrued and unpaid interest (including any Additional Interest) hereon to, but not including, the redemption date. Any such redemption may be conditioned upon the occurrence of one or more conditions precedent.

This Debenture shall be redeemable at the option of the Company at any time in whole but not in part, following the occurrence of a Tax Event (as defined in the Supplemental Indenture), at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest hereon (including Additional Interest, if any) to, but excluding, the date of redemption.

This Debenture shall also be redeemable at the option of the Company in whole but not in part, at any time following the occurrence and continuation of a Rating Agency Event (as defined in the Supplemental Indenture), at a Redemption Price equal to 102% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the date of redemption.

This Debenture shall also be redeemable at the option of the Company in whole but not in part, at any time following the occurrence of a Tax Credit Event (as defined in the Supplemental Indenture), at a Redemption Price equal to 101% of the principal amount thereof, plus accrued and unpaid interest hereon (including Additional Interest, if any) to, but excluding, the date of redemption. A notice of redemption upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which this Debenture was issued and (b) six months from the date of issuance this Debenture and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

Notice of any redemption will be transmitted not less than 15 days nor more than 60 days before the redemption date to the Holder hereof at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest will cease to accrue on the principal amount of this Debenture called for redemption.

If money sufficient to pay the Redemption Price with respect to the principal amount of and accrued interest on the principal amount of this Debenture to be redeemed on the redemption date is deposited with the Trustee on or before the redemption date and certain other conditions are satisfied, then on or after such date, interest will cease to accrue on the principal amount of this Debenture called for redemption.

If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed by lot or by any other method utilized by the Trustee and in accordance with the Indenture;

provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine in accordance with its procedures, the principal amount of such Debentures held by each Debenture Holder to be redeemed.

In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The provisions relating to defeasance and covenant defeasance in the Indenture in Section 403 thereof shall not apply to this Debenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Debentures issued under the Indenture at the time outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Debenture so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Debentures of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof, (ii) reduce the aforesaid percentage of the Holders of which are required to consent to any such supplemental indenture or (iii) modify any of the subordination provisions contained herein in a manner adverse to the Holder hereof. The Indenture also contains provisions permitting (i) the registered Holders of at least 66 2/3% in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Debenture are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the registered Holder surrendering the same.

As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Debentures of this series, (ii) the registered owners of not less than 25% in principal amount of the Outstanding Debentures of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Debentures of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or any interest on this Debenture on or after the respective due dates expressed herein.

Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Indenture and this Debenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

DTE ENERGY COMPANY

By:
Name:
Title:

Date:

Attest:

By:
Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Debentures of the series of Debentures described in the within mentioned Indenture.

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

Date:

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Other Identifying Number of Assignee)

(Please print or type name and address, including zip code of assignee)

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Debenture on the books of the Issuer, with full power of substitution in the premises.
Dated:________________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange, Inc. Medallion Signature Program (“MSP”). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Debenture.

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